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                                  EXHIBIT 10.32
                                  JOSTENS, INC.
                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

         This Separation Agreement including a General and Special Release of Claims (this "Agreement") is made this 18th day of June, 2001, by and between JOSTENS, INC., a Minnesota corporation (the "Company") and WILLIAM N. PRIESMEYER (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Executive is the Senior Vice President and Chief Financial Officer of the Company; and

         WHEREAS, the Executive wishes to resign from his position as Senior Vice President and Chief Financial Officer to pursue other interests; and

         WHEREAS, the parties wish to set forth their agreement as to the timing and circumstances of the Executive's resignation and the undertakings of the parties in connection therewith;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

         1.       Resignation

         a. Effective Date. The Executive hereby resigns from his position as Senior Vice President and Chief Financial Officer of the Company and terminates his employment with the Company effective as of July 2, 2001 (the "Effective Date"). The Executive also resigns as an officer and director of all subsidiaries and affiliates of the Company effective as of the Effective Date.

         b. Rights and Obligations Prior to Effective Date. Until the Effective Date, the Executive shall continue in the full-time employ of the Company, and shall cooperate with and assist the Company in seeking a successor Chief Financial Officer and in the transition of responsibility to such successor. The Executive shall continue to receive his base salary and to participate in all Company-provided benefits in which he currently participates through June 30, 2001. The Executive shall not be entitled to a prorated portion of his annual incentive award.

         2.       Payments And Benefits Following Resignation

         Subject to the Executive's compliance with all of his obligations under this Agreement, and in consideration of the Executive, among other things, agreeing to maintain confidential information as provided in Section 4 below and executing the waivers and releases set forth in Section 5 below, the Company shall provide the Executive with the payments and other benefits provided for under this Agreement, as follows:
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         (a) Severance Benefit. The Company shall pay the Executive in a lump sum on the Effective Date a severance benefit of $1,706,683 less applicable withholding.

         (b) Welfare Benefits. The Company shall (i) pay the premiums for continued participation by Executive and his family in the Company's medical, dental, vision and life insurance policies, or, if such continued participation is not permitted by the insurance carriers, shall pay to the Executive an amount equal to such premiums, but in an amount not to exceed the monthly or other periodic premiums it had paid during the Executive's employment by the Company, and (ii) continue to provide the Executive with the perquisites which he currently receives, for a period ending on the earlier to occur of (x) June 30, 2003, or (y) the date on which the Executive commences new full-time employment (the "Benefits Period"). To the extent the Executive incurs a tax liability (including federal, state and local taxes and any interest and penalties with respect thereto) in connection with any medical, dental, vision or life insurance benefits provided pursuant to this Section 2(b) which the Executive would not have incurred had he been an active employee of the Company participating in the Company's benefit plans, the Company will make a payment to the Executive in an amount equal to such tax liability plus an additional amount sufficient to permit the Executive to retain a net amount after all taxes (including penalties and interest) equal to the initial tax liability in connection with the benefit. For the purposes of the preceding sentence, the Executive's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. Such payment will be made ten days after the Executive's remittal of a written request therefor accompanied by a statement indicating the basis for and amount of the liability.

         (c) Retiree Medical Benefits. The Company shall provide the Executive with retiree medical benefits in accordance with the Jostens Basic Retiree Health Plan. The Executive's coverage under the Retiree Health Plan will commence when the Executive is no longer eligible to participate in the Company's medical plan pursuant to paragraph (b)(i) above.

         (d) Repurchase of Shares. The Company shall repurchase from the Executive, on the Effective Date or as soon thereafter as practicable, 28,034 shares of the Company's stock, of which 14,594 are now pledged to secure a loan to the Executive from the Company. The repurchase price for such shares shall be $753,588, of which $409,241 will be applied in satisfaction of the Executive's outstanding loan from the Company (i.e., principal of $368,499 and interest of $40,742). The sum of $344,347, representing the difference between the amount payable to the Executive for his shares, and the amount required to satisfy the principal and interest on his loan will be paid to the Executive in cash.

         (e) References. The Company shall provide the Executive with favorable references relating to his employment by the Company.

         (f) Office Support. The Company, at its expense, will provide the Executive with telecommunications, e-mail and secretarial support during the period commencing on the Effective Date and ending on the earlier to occur of
(x) June 30, 2002, or (y) the date on which the Executive commences new full-time employment.

         (g) Press Releases. The Company will consult with the Executive concerning the wording of any press release or other public announcement of the Executive's resignation.
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         (h) Indemnification. Notwithstanding his termination of employment with the Company, the Executive will be entitled, with respect to events that occurred during his tenure as an employee, officer, or director of the Company, to indemnification and advancement of expenses provided in the charter documents or bylaws of the Company and under applicable law or otherwise as in effect on June 30, 2001, and to coverage and a legal defense under any applicable general liability and/or directors' and officers' liability insurance policies maintained by the Company as in effect on June 30, 2001.

         3.       Exclusive Separation Payments And Benefits.

         The Executive and the Company acknowledge and agree that this Agreement is intended to be the exclusive separation arrangement between the Company and the Executive. Accordingly, unless otherwise agreed to in a writing signed by the Executive and the Company, the Executive and the Company agree that the Executive shall not be entitled to any remuneration, payments or other benefits under any other severance or separation plan or arrangement of the Company (other than the payments and other benefits provided to the Executive pursuant to this Agreement) and Executive specifically waives any and all rights he may have to benefits under the Jostens Pension Plan "D", as amended, and any Executive Supplemental Retirement Agreement between the Executive and the Company. The payments and other benefits provided by this Agreement include any severance or termination benefits that may be required by applicable law.

         4.       Confidential Information.

         (a) The Executive shall not, without the written consent of the Company, at any time or for any reason, disclose, exploit, sell, publish, communicate or divulge, directly or indirectly, to any person, corporation or entity, or use for his own benefit, any Confidential or Proprietary Information. For the purposes of this Agreement, "Confidential or Proprietary Information" shall mean information belonging to the Company or any of its affiliates and acquired by the Executive during the course of his employment that is of a special and unique nature and value, including but not limited to such matters as the Company's personnel and compensation information, accounts, trade secrets, procedures, manuals, financial costs and sales data, supply sources and resources, contracts, price lists, accounting and bookkeeping practices, office policies and practices, financial information, marketing plans, business plans, prospect names and lists, existing and potential business opportunities, confidential reports, customer lists and contracts, customers' needs for the Company's products and services, litigation and other legal matters, and information specific to the Company's products, (i) where such information is not generally known in the industries in which the Company is currently engaged in business or which is reasonably considered confidential by the Company or its affiliates, or was the subject of efforts by the Company to maintain its confidentiality (including the terms of this Agreement), and (ii) where such information refers or relates in any manner whatsoever to the business activities, processes, services, or products of the Company or its affiliates.

         (b) In the event the Executive shall be requested, by subpoena or otherwise, in a judicial, administrative or government proceeding to make disclosures of Confidential or Proprietary Information which are otherwise prohibited by this Agreement (whether by way of oral questions, interrogatories, requests for information or documents, subpoenas or similar
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process), the Executive shall notify the Company in writing of such request (and shall provide a copy of such request to the Company) within two (2) business days of the Executive's receipt thereof and before providing any information in response to such request. The Company shall provide counsel to represent the Executive in connection with responding to any such subpoena or request for information.

         (c) The Executive shall return to the Company immediately upon request of the Company at any time during the Benefits Period all of the Company's property and Confidential or Proprietary Information which is in tangible form (including, but not limited to, all correspondence, memoranda, files, manuals, books, lists, records, equipment, computer disks, magnetic tape, and electronic or other media and equipment) and all copies thereof in the Executive's possession, custody or control.

         (d) The Executive acknowledges that a breach of any of the provisions of this Section 4 may result in continuing and irreparable damages to the Company for which there may be no adequate remedy at law and that the Company, in addition to all other relief available to it, shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Executive from committing or continuing to commit any breach of the provisions of this Section 4 pending further legal proceedings and for appropriate periods in the future. Furthermore, the Executive understands that his breach of the provisions of this Section 4 may cause monetary damages to the Company. In the event of a final adjudication by a court of competent jurisdiction that the Executive has breached the provisions of this Section 4, the Executive shall be required to pay the Company the amount of any actual damages awarded to the Company as a result of such adjudication, plus the amount of the Company's reasonable attorneys fees and expenses. In the event of a final adjudication by a court of competent jurisdiction that the Executive has not breached the provisions of this Section 4, the Company shall be required to pay the Executive the amount of the reasonable attorneys fees and expenses incurred by the Executive in connection with the proceedings resulting in such final adjudication. For the purposes of this Agreement, a "final adjudication" is a judgment from which no further appeal may be taken, either because no further appeal is available or because the time for taking such appeal has expired.

         5.       Release and Waiver of Claims Against the Company.

         (a) The Executive, on behalf of himself, his agents, heirs, successors, assigns, executors and administrators, in consideration for the payments and other consideration provided for under this Agreement, hereby forever releases and discharges the Company and its successors, their affiliated entities and controlling persons, and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, successors and assigns from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever arising on or prior to the date of this Agreement, including but not limited to (i) any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, intentional infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Title VII of the Civil Rights Act of 1964, as amended, prohibiting discrimination based on race, color, religion, sex or national origin; the Family and Medical Leave Act; the Americans With Disabilities Act prohibiting discrimination based on disability; the Age Discrimination in Employment Act prohibiting discrimination based on age over 40; other federal, state and local laws, ordinances and regulations; and any unemployment or workers' compensation law;
(ii) any and all liability that was or may have been alleged against or imputed to the Company by the Executive or by anyone acting on his behalf; (iii) all claims for wages, monetary or equitable relief, employment or reemployment with the Company in any position, and any punitive, compensatory or liquidated damages; and (iv) all rights to and claims for attorneys' fees and costs except as otherwise provided herein; provided, however, that this release shall not extend to the obligations of the Company specifically recited in this Agreement, or to the Executive's right to receive benefits under the Company's 401(k) plan. The Executive expressly waives any and all rights granted by any federal, state or local laws or ordinances or regulations that are intended to protect the Executive from waiving unknown claims.

         (b) The Executive shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 5. The Executive represents and warrants that he has not assigned any claim released herein, or authorized any other person to assert any claim on his behalf.

         (c) In the event any action, suit, claim, charge or proceeding within the scope of this Section 5 is brought by any government agency, putative class representative or other third party to vindicate any alleged rights of the Executive, (i) the Executive shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and (ii) all damages, inclusive of attorneys' fees, if any, required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Executive within ten (10) days of his receipt thereof.

         6.       Release and Waiver of Claims Against the Employee.

         The Company hereby forever releases and discharges the Executive from any and all actions, causes of action, claims or demands in general, special or punitive damages, attorneys' fees and costs, expenses or other compensation which in any way relate to or arise out of the Company's employment of the Executive or the termination of such employment or otherwise, which the Company may now or hereafter have under any federal, state or local law, regulation or ordinance. The release and waiver contained in this Section 6 of this Agreement shall not apply to any act of fraud or criminal conduct by the Executive of which the Company is not aware as of the date of this Agreement, nor to any act of non-compliance with the terms of this Agreement by the Executive.

         7.       No Admission of Wrongdoing.

         The release and waiver of claims by the Company in Section 6 of this Agreement, and the payment by the Company of the amounts and other benefits set forth in this Agreement, to which the Executive would not otherwise be entitled, are being given to the Executive in return for the Executive's agreements and covenants contained in this Agreement. Nothing contained in this
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Agreement shall be construed as an admission of liability or wrongdoing by either the Executive or the Company.

         8.       Voluntary Execution of Agreement.

         BY HIS SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

                  (A) I HAVE RECEIVED A COPY OF THIS AGREEMENT AND WAS OFFERED A PERIOD OF FORTY-FIVE (45) DAYS TO REVIEW AND CONSIDER IT;

                  (B) IF I SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF FORTY-FIVE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

                  (C) I HAVE THE RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS AFTER I SIGN IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER THE DAY ON WHICH I SIGNED THIS AGREEMENT;

                  (D) THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

                  (E) THIS AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C). I AGREE NOT TO CHALLENGE ITS ENFORCEABILITY;

                  (F) I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT;

                  (G) NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT;

                  (H) I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND ACCEPT FULL RESPONSIBILITY FOR IT; AND

                  (I) I HAVE CAREFULLY READ THIS AGREEMENT INCLUDING THE RELEASE SET FORTH IN SECTION 6, ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS PRESENTED TO ME WITH THIS AGREEMENT, AND WARRANT AND REPRESENT THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

         9.       Notices.

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice, request, demand or communication shall be addressed: (a) if to the Company, to the Chief Executive Officer of the Company, 5501 Norman Center Drive, Minneapolis, Minnesota 55437; (b) if to the Executive, to his last known home address on file with the Company; or (c) to such other address as the parties shall have furnished to one another in writing.

         10.      Termination and Amendments; Miscellaneous.

         (a) This Agreement may only be terminated, or the provisions of this Agreement amended or waived, prior to the expiration of the Company's and the Executive's obligations under this Agreement, by a writing signed by the Company and the Executive.

         (b) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (c) The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under this Agreement. In the event that any term, provision or release of claims or rights contained in this Agreement is found or determined to be illegal or otherwise invalid and unenforceable, whether in whole or in part, such invalidity shall not effect the enforceability of the remaining terms, provisions and releases of claims or rights.

         (d) All payments to be made hereunder shall be paid from the Company's general funds and no special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such amounts. Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person with respect to amounts to be paid hereunder.

         (e) In the event that the Internal Revenue Service or any other tax authority shall determine that, as a consequence of receiving all or part of the payments to be made hereunder, the Executive is subject to a tax other than federal, state and local income and employment taxes, then the Company shall pay to the Executive, within 30 days of such determination, a supplemental payment (the "Supplemental Payment"), equal to any such additional tax, any interest or penalties thereon, and any taxes, interest or penalties imposed with respect to the Executive's receipt of the Supplemental Payment, so as to leave the Executive in the same after-tax position as if no such additional tax, interest or penalties had been imposed. For purposes of calculating any such Supplemental Payment, the Executive shall be deemed to be subject to the highest applicable statutory marginal state and federal income tax rates then in effect.

         (f) Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or its affiliates.

         (g) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         (h) Any reference within this Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

         (i) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         (j) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Minnesota.

         (k) This Agreement may be executed in two or more counterparts, all of which shall have the same force and effect as if all parties thereto had executed a single copy.

         IN WITNESS WHEREOF, the Company and the Executive have acknowledged and executed this Agreement effective as of the seventh day following the date first set forth above, unless revoked by the Executive in the manner set forth in
Section 8 above.

                                        JOSTENS, INC.



/s/ William N. Priesmeyer               By:   /s/ Robert C. Buhrmaster
-------------------------                     --------------------------------
William N. Priesmeyer                   Name:     Robert C. Buhrmaster
                                              --------------------------------
                                        Title:    CEO
                                              --------------------------------